Exhibit 99.1

EXECUTION COPY

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of July 8, 2005

by and among

THE PERSONS FROM TIME TO TIME SIGNATORY HERETO AS

ORIGINATORS,

METALDYNE CORPORATION

and

MRFC, INC.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	1

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01	Agreement to Transfer	1
Section 2.02	Grant of Security Interest	5
Section 2.03	Administration of Transfers	5

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01	Conditions to Initial Transfer	5
Section 3.02	Conditions to all Transfers	6
Section 3.03	Conditions Precedent to the Addition of an Originator	6

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01	Originators’ Representations and Warranties	9
Section 4.02	Covenants of the Originators	15
Section 4.03	Breach of Representations, Warranties or Covenants	24

ARTICLE V

INDEMNIFICATION

Section 5.01	Indemnification	24

ARTICLE VI

COLLATERAL SECURITY

Section 6.01	Security Interest	27
Section 6.02	Other Collateral; Rights in Receivables	27
Section 6.03	Originators Remain Liable	27
Section 6.04	License for Use of Software and Other Intellectual Property	28

ARTICLE VII

MISCELLANEOUS

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INDEX OF APPENDICES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)-1	Form of Subordinated U.S. Dollar Note
Exhibit 2.01(c)-2	Form of Subordinated Canadian Dollar Note
Exhibit 3.01(a)	Form of Officer’s Certificate to Solvency (Originator)
Exhibit 3.03(a)	Form of Additional Originator Supplement
Schedule 4.01(a)	Entity Matters
Schedule 4.01(k)	Offices and Corporate Structure
Schedule 4.01(r)	Accounts
Schedule 7.01	Notice Information
Annex X	Definitions
Annex Y	Schedule of Documents

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THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Purchase Agreement”) is entered into as of July 8, 2005, by and among the Persons from time to time signatory hereto as “Originators” (each an “Originator” and, collectively, the “Originators”), Metaldyne Corporation, a Delaware corporation (“Metaldyne”), and MRFC, Inc., a Delaware corporation (“MRFC”).

RECITALS

A.         MRFC, Metaldyne and the Originators are parties to that certain Receivables Purchase Agreement, dated as of April 29, 2005 (the “Existing Purchase Agreement”).

B.         MRFC, Metaldyne and the Originators desire to amend and restate the Existing Purchase Agreement in accordance with the terms and conditions of this Purchase Agreement and are entering into this Purchase Agreement for such purpose.

AMENDMENT AND RESTATEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Purchase Agreement as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02     Rules of Construction. For purposes of this Purchase Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Purchase Agreement, are incorporated herein by reference and, taken together with this Purchase Agreement, shall constitute but a single agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01	Agreement to Transfer.

(a)        Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to sell without recourse (except to the limited extent expressly and specifically provided herein) or, in the case of Metaldyne Company LLC, contribute or sell to MRFC on the Closing Date (or, if such Originator is not an Originator on the Closing Date, on such Originator’s Originator Effective Date) and on each Business Day thereafter until the Facility Termination Date (each such date, a “Transfer Date”), in a transaction that is intended to qualify as a “true sale” for bankruptcy law purposes and for all other purposes, all Receivables owned by it on each such Transfer Date, and MRFC agrees to purchase or acquire as a capital contribution, as the case may be, all such Receivables on each such Transfer Date. Each such Transfer shall be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and MRFC shall execute and deliver a Receivables Assignment on or before such Originator’s Originator Effective Date.

(b)        Determination of Sold Receivables. On and as of each Transfer Date, all Receivables owned by each Originator and not previously acquired by MRFC shall be identified for sale to MRFC and MRFC shall buy such Receivables, to the extent that the Sale Price to be paid by MRFC therefor does not exceed the sum of (i) the amount of cash available to MRFC for the payment thereof plus (ii) the maximum amount by which the principal amount of the Subordinated Loan may be increased without exceeding the Maximum Subordinated Loan Amount (each such Receivable identified for sale, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”). In the event that, on any Transfer Date, the aggregate amount of Receivables owned by all Originators exceeds the aggregate amount of Sold Receivables on such Transfer Date, MRFC shall use cash available to it and the Subordinated Loan to purchase Receivables from all Originators other than Metaldyne Company LLC first and then use the remaining cash and availability with respect to the Subordinated Loan to purchase Receivables from Metaldyne Company LLC. The Sold Receivables will be identified by reference to the General Trial Balance of each Originator.

(c)	Payment of Purchase Price.

(i)     In consideration for each Sale of Sold Receivables hereunder, on the Transfer Date therefor MRFC shall, subject to subclause (ii) below, pay to the Originator thereof the Sale Price therefor in Dollars in immediately available funds in an amount equal to the cash available to MRFC for the payment thereof. All such payments by MRFC under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the applicable Originator may designate (or as designated in accordance with Section 2.03).

(ii)    To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to MRFC, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to MRFC by increasing the principal amount due under the Subordinated U.S. Dollar Note or, if such Originator is a Canadian Originator, the Subordinated Canadian Dollar Note, as applicable (by notation on the grid attached thereto by Metaldyne; provided, that the failure to make any such notation or any error in such grid shall not adversely affect any Originator’s rights), in an amount up to the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash; provided further, that in no event shall the aggregate amount of all Subordinated Loans (with the outstanding principal balance of any Subordinated Canadian Dollar Note being converted into U.S. Dollars based upon the Canadian Exchange Percentage) made at any time by all Originators exceed the lesser of (1) thirty percent (30%) of the aggregate Outstanding Balance of all Transferred Receivables at any time and (2) the amount that would cause MRFC’s net worth (as defined and calculated in accordance with GAAP) to be less than $25,000,000 (such lesser amount, at any time, the “Maximum Subordinated Loan Amount”). Any such addition to the principal amount of the Subordinated Notes shall be allocated among the Originators by Metaldyne in accordance with the provisions of this Section 2.01(c); provided, however, that (A) additions to the principal amount of the Subordinated U.S. Dollar Note may only be made to evidence the Sale Price of Receivables denominated in U.S. Dollars and (B) additions to the principal amount of the Subordinated Canadian Dollar Note may only be made after the Canadian Originator Addition Date to evidence the Sale Price of Canadian Dollar Receivables.

(iii)   On each Originator Effective Date, MRFC shall issue to each related Originator (A) a note substantially in the form of Exhibit 2.01(c)-1 (each, a “Subordinated U.S. Dollar Note”) and (B) if such Originator originates or expects to originate Canadian Dollar Receivables, a note substantially in the form of Exhibit 2.01(c)-2 (each, a “Subordinated Canadian Dollar Note”). The aggregate principal amount of the Subordinated Notes at any time shall be equal to the difference between (x) the aggregate principal amount on the issuance thereof and each addition to the principal amount of each Subordinated Note pursuant to the terms of Section 2.01(c) as of such time, minus (y) the aggregate amount of all payments made in respect of the principal of each Subordinated Note as of such time. The Subordinated Loans shall bear interest and be payable as provided in the applicable Subordinated Notes.

(iv)   All amounts paid by MRFC with respect to the Subordinated Loans shall be allocated first to the repayment of accrued interest thereon until all such interest is paid, and then to the outstanding principal amount owing with respect to the Subordinated Loans. Subject to the provisions of this Purchase Agreement, MRFC may borrow, repay and reborrow advances of the Subordinated Loans on and after the date hereof and prior to the termination of this Purchase Agreement, subject to the terms, provisions and limitations set forth herein.

(v)    MRFC shall be obligated to repay the Subordinated Loans to the Originators only to the extent of funds available to MRFC from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing with respect to the Subordinated Loans, the Originators shall not have any claim against MRFC for such amounts and no further or additional recourse shall be available against MRFC. The Subordinated Loans shall be fully subordinated to any rights of the Administrative Agent, on behalf of the Purchasers pursuant to the Transfer Agreement, and shall not evidence any rights in the Receivables.

(vi)   MRFC may offset any amount due and owing by the Originators to MRFC against any amount due and owing by MRFC to the Originators under the terms of the Subordinated Notes.

(d)        Determination of Contributed Receivables. To the extent that, on and as of any Transfer Date, Receivables owned by Metaldyne Company LLC do not constitute Sold Receivables, then Metaldyne Company LLC shall contribute such Receivables to MRFC as a capital contribution (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”). Notwithstanding anything to the contrary herein, with respect to any Originator other than Metaldyne Company LLC, such Originator will distribute to Metaldyne Company LLC all Receivables that such Originator would otherwise sell to MRFC hereunder, and Metaldyne Company LLC will sell or contribute, as applicable, those Receivables to MRFC in accordance with the provisions hereof and of the Transfer Agreement if and to the extent that such Originator could not be compensated by MRFC for the transfer of such Receivables in cash or advances under the Subordinated Notes payable to such Originator pursuant to Sections 2.01(b) and (c) above.

(e)        Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, MRFC shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

(f)         Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, MRFC shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to MRFC, upon MRFC’s written request, of copies of all Contracts and Records.

(g)        Servicing of Receivables. So long as no Successor Servicer has assumed the responsibilities and obligations of the Servicers pursuant to Section 11.02 of the Transfer Agreement, the Master Servicer or the Sub-Servicers, as agents of the Master Servicer, shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Transfer Agreement, (B) the Credit and Collection Policies and any other customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of MRFC, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Transfer Agreement. MRFC hereby appoints each of the Originators as its agent to enforce MRFC’s rights and interests in, to and under the Receivables. To the extent permitted by applicable law, each Originator hereby grants to Master Servicer and any Sub-Servicer, and at any time following the designation of a Servicer other than Metaldyne, any Originator or MRFC, to the Administrative Agent, an irrevocable power of attorney to take in the Originator’s name and on behalf of the Originator any and all steps necessary or desirable, in the reasonable determination of any Servicer or the Administrative Agent, as the case may be, to collect all amounts due under any and all Receivables in the manner described in above in clause (i) of the first sentence of this subsection (g), including, without limitation, endorsing each Originator’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

(h)        Receivables Situated in the Province of Quebec. Notwithstanding anything herein to the contrary, the following provisions of this Section 2.01(h) shall apply only from and after the Canadian Originator Addition Date: With respect to the Canadian Dollar Receivables, in order to facilitate the registration in the Register of Personal and Movable Real Rights (Quebec) of the transfer and assignment of the undivided percentage ownership interests in the Canadian Dollar Receivables contemplated by this Purchase Agreement, each

Originator hereby sells, assigns, transfers and conveys to MRFC any Canadian Dollar Receivables situated in the Province of Quebec; title to any such Transferred Receivables shall pass to MRFC upon each relevant Transfer as contemplated in this Purchase Agreement.

Section 2.02     Grant of Security Interest. The parties hereto intend that each Transfer shall (a) constitute a purchase and sale or capital contribution, as applicable, and not a grant of a security interest in the Transferred Receivables to secure debt or a loan and (b) qualify as a “true sale” for bankruptcy law purposes and all other purposes. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by MRFC under Section 2.01 hereof, in the event that, despite the parties’ express intention, the Transferred Receivables are construed to constitute property of the Originators, then this Purchase Agreement shall be deemed to constitute a security agreement under applicable law and that each Originator shall be deemed to have granted, and each Originator does hereby grant, to MRFC a continuing security interest in all of such Originator’s right, title and interest in, to and under the Transferred Receivables (which shall be deemed to include, for purposes of this section, all Receivables that were sold, contributed, distributed or purported to be sold, contributed or distributed under Section 2.01 of this Agreement) to secure the obligations of such Originator to MRFC hereunder (including, if and to the extent that any Transfer is re-characterized as a transfer for security, the repayment of a loan deemed to have been made by MRFC in the amount of the Sale Price with respect thereto and which secures MRFC’s right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Purchase Agreement).

Section 2.03     Administration of Transfers. Metaldyne shall be responsible, in its sole discretion but in accordance with Section 2.01(c), for allocating among the Originators the payment of the Sale Price for Transferred Receivables either in the form of cash received from MRFC or as an addition to the principal amount of the applicable Subordinated Note. MRFC shall be entitled to pay all amounts in respect of the Sale Price of Transferred Receivables to an account of Metaldyne for allocation by Metaldyne to the Originators, and each of the Originators hereby appoints Metaldyne as its agent for the purposes of receiving such payments and making such allocations and hereby authorizes MRFC to make all payments due to such Originator directly to, or as directed by, Metaldyne. Metaldyne hereby accepts and agrees to such appointment. All payments under this Purchase Agreement shall be made not later than 3:00 p.m. (New York City time) on the date specified therefor in U.S. Dollars in same day funds or by check, as Metaldyne shall elect and to the bank account designated in writing by Metaldyne to MRFC.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01     Conditions to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of MRFC and the Administrative Agent):

(a)        Purchase Agreement; Other Documents. This Purchase Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Origina tor and MRFC, and MRFC shall have received such documents, instruments, agreements and legal opinions as MRFC shall request in connection with the transactions contemplated by this Purchase Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to MRFC.

(b)        Compliance with Laws. Each Originator shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that any failure to so comply would not have a Material Adverse Effect.

(c)        Transfer Agreement Conditions. Each of those conditions precedent set forth in Sections 3.01 of the Transfer Agreement shall have been satisfied or waived in writing as provided therein.

Section 3.02     Conditions to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a)        the representations and warranties of each Originator contained herein or in any other Related Document shall, in each case, be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor (and, in the case of any such representation or warranty in a Related Document other than this Agreement or the Transfer Agreement, after giving effect to any applicable grace period that may be expressly provided with respect to such representation or warranty in such other Related Document), except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Purchase Agreement; and

(b)        no Potential Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor.

The acceptance by each Originator of the Sale Price for any Sold Receivables on any Transfer Date or the distribution or contribution by each Originator or Metaldyne Company LLC of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator or Metaldyne Company LLC (as applicable) that the conditions in this Section 3.02 have been satisfied. Upon any such acceptance, distribution or contribution, all right, title and interest, legal and equitable, in and to the Transferred Receivables sold, distributed or contributed on such Transfer Date shall be vested absolutely in MRFC, whether or not such conditions were in fact so satisfied.

Section 3.03     Conditions Precedent to the Addition of an Originator. The obligation of MRFC to purchase Receivables hereunder from a Subsidiary of Metaldyne requested to be an additional Originator pursuant to Section 7.15 is subject to the conditions precedent that MRFC shall have received on or before the date designated for the addition of such Originator (the “Originator Addition Date”) and in form and substance satisfactory to MRFC and the Administrative Agent:

(a)        Additional Originator Supplement. A supplement to this Purchase Agreement substantially in the form of Exhibit 3.03(a) attached hereto (each, an “Additional Originator Supplement”), with a copy for the Administrative Agent, duly executed and delivered by such Originator;

(b)        Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary of such Originator, dated the related Originator Addition Date, and certifying (i) that attached thereto is a true and complete copy of the Charter Documents of such Originator, as in effect on the Originator Addition Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to MRFC, of the board of directors of such Originator or committees thereof authorizing the execution, delivery and performance of this Purchase Agreement and the other Related Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (iii) that the Charter Documents have not been amended since the date of the last amendment thereto furnished pursuant to subsection (d) below and are true, complete and correct, and (iv) as to the incumbency and specimen signature of each officer executing the Additional Originator Supplement and any other Related Documents or any other document delivered in connection therewith on behalf of such Originator (on which certificates MRFC may conclusively rely until such time as MRFC shall receive from such Originator a revised certificate with respect to such Originator meeting the requirements of this clause (b));

(c)        Officer’s Certificate. An Officer’s Certificate of Metaldyne, dated the related Originator Addition Date, and certifying such Originator is in the same or a related line of business as the existing Originators as of the related Originator Addition Date;

(d)        Charter Documents. The Charter Documents, including all amendments thereto, of such Originator, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or formation, as the case may be;

(e)        Good Standing Certificates. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Originator in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or limited liability company, as the case may be, except where the failure to so qualify would not have a Material Adverse Effect;

(f)         Consents, Licenses, Approvals, Etc. An Officer’s Certificate dated the related Originator Addition Date of such Originator either (i) attaching copies of all consents (including, without limitation, consents under loan agreements and indentures to which any Originator or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Originator of the Additional Originator Supplement and the validity and enforceability of the Additional Originator Supplement against such Originator, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses and approvals are so required;

(g)        No Litigation. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Originator or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(h)        Lockboxes. A Lockbox Account with respect to Receivables to be transferred by such Originator shall have been established in the name of MRFC, each invoice issued to an Obligor on and after the related Originator Addition Date shall indicate that payments in respect of its Receivable shall be made by such Obligor to a Lockbox Account or by wire transfer or other electronic payment to a Lockbox Account or a Concentration Account and the Originator shall have delivered with respect to each Lockbox Account an Account Control Agreement signed by MRFC, such Originator, the Administrative Agent and the applicable Lockbox Account Bank;

(i)         UCC Certificate; UCC Financing Statements. Executed copies of such proper financing statements (or other similar instruments), filed and recorded at such Originator’s expense prior to the related Originator Addition Date, naming (i) such Originator as the seller and MRFC as the purchaser of the Receivables, and (ii) such Originator as the debtor and MRFC as a secured party with respect to the Originator Collateral, in each case in proper form for filing in each jurisdiction in which MRFC (or any of its assignees) deems it necessary or desirable to perfect MRFC’s ownership interest in all Receivables and Originator Collateral under the UCC or any comparable law of such jurisdiction;

(j)         Lien Searches. Written search reports, listing all effective financing statements (or other similar instruments) that name such Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to clause (i) above and in any other jurisdictions that MRFC (or any of its assignees) determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in clause (i) above, shall cover any Receivables or Originator Collateral unless related to Permitted Originator Encumbrances), and tax and judgment lien searches showing no liens that are not permitted by the Related Documents;

(k)        List of Obligors. A microfiche, typed or printed list or other tangible evidence reasonably acceptable to MRFC (and its assigns) showing, as of a date ac ceptable to MRFC prior to the related Originator Addition Date, the Obligors whose Receivables are to be transferred to MRFC and the balance of the Receivables with respect to each such Obligor as of such date;

(l)         Back-up Servicing Arrangements. Evidence (which evidence may be in the form of an Officer’s Certificate) that such Originator maintains disaster recovery systems and back-up computer and other information management systems that, in MRFC’s reasonable judgment, are sufficient to protect such Originator’s business against material interruption or loss or destruction of its primary computer and information management systems;

(m)       Systems. Evidence, reasonably satisfactory to MRFC and the Administrative Agent, that such additional Originator’s systems, procedures and record keeping relating to the Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Receivables in accordance with the terms and intent of this Purchase Agreement;

(n)        Opinions. MRFC shall have received (i) legal opinions on behalf of such Originator as to general corporate matters (including an opinion as to the perfection and priority of MRFC’s interest in the Receivables) and (ii) a certificate from an Authorized Officer of such Originator stating that the Specified Bankruptcy Opinion Provisions are also true and correct as to such Originator as of the related Originator Addition Date, all in form and substance reasonably satisfactory to the Administrative Agent;

(o)        Subordinated Notes. Subordinated Notes duly executed and delivered by MRFC in favor of such Originator in accordance with Section 2.01(c)(iii); and

(p)        Other. Such other approvals or documents as MRFC (or any of its assignees) may reasonably request from such additional Originator.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01     Originators’ Representations and Warranties. To induce MRFC to purchase the Sold Receivables and to acquire the Contributed Receivables, each Originator severally represents and warrants to MRFC as of the related Originator Effective Date and on each Business Day on which Receivables are sold or contributed hereunder by it with respect to itself (each of which shall survive the execution and delivery of this Purchase Agreement):

(a)        Corporate Existence and Power. Such Originator is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation as set forth on Schedule 4.01(a) attached hereto, is a “registered organization” (as defined in the UCC) in such jurisdiction and is not organized under the laws of any other jurisdictions and has all corporate or limited liability company power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Originator is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Subject to specific representations set forth herein regarding ERISA, tax and other laws, such Originator is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such Originator is in compliance with its Charter Documents.

(b)        Organizational and Governmental Authorization; Contravention. The execution, delivery and performance (including duties, rights and remedies thereunder) by such Originator of the Related Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein (i) are within such Originator’s corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) require no action by or in respect of, or filing with, any Governmental Authority or official thereof (or any other Person except for the filing of UCC financing statements or similar filings under applicable law as required by this Purchase Agreement, as have been taken or filed or for which the failure to obtain could not reasonably be expected to result in a Material Adverse Effect and, with respect to filings other than UCC financing statements or similar filings under applicable law, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or order or decree of any court or Governmental Authority or of the Charter Documents of such Originator, (v) do not contravene or constitute a default under or otherwise accelerate or permit the acceleration of any performance required by any agreement or other instrument binding upon such Originator except where such contravention or default would not have a Material Adverse Effect, or (vi) result in the creation or imposition of any Adverse Claim (other than Permitted Originator Encumbrances) on the assets of such Originator or any of its Affiliates.

(c)        Valid Sale; Binding Effect. Each transfer of Receivables by an Originator hereunder shall constitute a valid conveyance and assignment by the applicable Originator to MRFC, enforceable against creditors of, and purchasers from, such Originator. Each of the Related Documents to which such Originator is a party will constitute the legal, valid and binding obligation of such Originator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”). On or prior to the Closing Date, each of the Related Documents to which such Originator is a party have been duly executed and delivered by such Originator.

(d)        Quality of Title. Immediately preceding each Transfer Date, such Originator was the sole owner of all of its Receivables, free and clear of all Adverse Claims (other than Permitted Originator Encumbrances). On or prior to the related Originator Effective Date and on or prior to each Transfer Date, (i) all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of MRFC in, to and under the Receivables (other than the portion thereof consisting of deposit accounts not subject to Account Control Agreements) against all creditors of and purchasers from the applicable Originator will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full, and (ii) MRFC will either acquire (A) valid title to and the sole record and beneficial ownership in, or (B) a first priority perfected security interest in, each such Receivable purchased, assigned or otherwise acquired on such date, in each case free and clear of any Adverse Claim (other than Permitted Originator Encumbrances) or restrictions on transferability. None of the Originator Collateral has been sold, assigned or otherwise disposed of other than pursuant hereto and the Transfer Agreement and there are no Liens (other than Permitted Originator Encumbrances) upon or with respect to the Originator Collateral. Each Originator has rights in and the power to transfer each item of the Originator Collateral upon which it purports to grant a Lien hereunder, and each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables and the Originator Collateral. The Liens granted to MRFC pursuant to Section 6.01 will at all times be fully perfected first priority Liens in and to the Originator Collateral, subject only to Permitted Originator Encumbrances.

(e)        Material Adverse Effect. Commencing on the last day of the 2004 fiscal year of Metaldyne and ending on the Closing Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(f)         Accuracy of Information. Each Originator has disclosed all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to any of them that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of any Originator to MRFC, the Administrative Agent or any Purchaser in connection with the negotiation of this Purchase Agreement or any other Related Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information the Originators represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

(g)        Tax Status. Each Originator has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes and charges required to have been paid by it, except (i) charges or other amounts being contested in accordance with Section 4.02(q) or (ii) to the extent hat the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)        Action, Suits. There is no Litigation now pending or, to the knowledge of such Originator, threatened against or affecting such Originator or any Affiliate of such Originator, or any property or rights of such Originator or any Affiliate of such Originator, (i) as to which there is a reasonable possibility of an adverse determination and which if adversely determined, could individually or in the aggregate result in a Material Adverse Effect, or if adversely determined could reasonably be expected to materially adversely affect the transactions contemplated by the Related Documents, (ii) challenges such Originator’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party or the validity or enforceability of any Related Document or any action taken thereunder or (iii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Purchase Agreement or the other Related Documents.

(i)         Place of Business. The offices where such Originator keeps all of its Records are located at the addresses described on Schedule 4.01(k) hereof, or such other locations notified to MRFC in accordance with this Purchase Agreement in jurisdictions where all action required by the terms of this Purchase Agreement has been taken and completed.

(j)         Solvency. Both before and after giving effect to (i) the transactions contemplated by the Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, such Originator is and will be Solvent. To the knowledge of such Originator, no event of the type described in Section 9.01(c) or 9.01(d) of the Transfer Agreement has been commenced or threatened against any Originator or any of its Subsidiaries.

(k)        Tradenames, Etc. (i) Such Originator’s chief executive office is located at the address set forth on Schedule 4.01(k); (ii) such Originator has, within the last five (5) years, operated only under the trade names identified in Schedule 4.01(k); and (iii) within the last five (5) years, such Originator has not changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Schedule 4.01(k). All of the issued and outstanding Stock of each Originator is owned, directly or indirectly, by Metaldyne.

(l)         Nature of Receivables. Each Receivable sold by such Originator and included in the calculation of the Gross Pool Availability in fact satisfies at such time the definition of “Eligible Receivable”. None of the Originators has any knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable)

that would cause it or should have caused it to reasonably expect that any payments on such sold Receivable will not be paid in full when due (other than any unexpired and unexercised volume or pricing discounts or rebates to which the Obligor thereon may be entitled) or to expect any other Material Adverse Effect.

(m)       Credit and Collection Policies. Since March 14, 2003, there have been no material changes in the Credit and Collection Policies other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables sold by it.

(n)        Collections and Servicing. Since January 2, 2005, there has been no material adverse change in the ability of such Originator to service and collect its Receivables.

(o)        Binding Effect of Receivables and Contract. The indebtedness represented by each Receivable and related Contract sold by it constitutes a legal, valid and binding obligation of the related Obligor, enforceable against the related Obligor, subject to the Enforceability Exceptions.

(p)        Investment Company Act Exemptions; Government Regulation. Such Originator is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act or is exempt from all provisions of the Investment Company Act. The purchase or acquisition of the Receivables by MRFC hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Purchase Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(q)        ERISA. To the extent applicable, such Originator and its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the IRC that are applicable to ERISA except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect, and no Lien exists in favor of the PBGC on any of the Receivables. There are no pending or, to the knowledge of such Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against such Plan of such Originator or its ERISA Affiliates or any Person as fiduciary or sponsor of any such Plan of such Originator or its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.

(r)         Deposit Accounts and Securities Accounts. Schedule 4.01(r) lists all banks and other financial institutions at which such Originator maintains deposit accounts (within the meaning of the UCC) as of the Closing Date into which Collections are deposited, including any Lockbox Accounts and the Concentration Accounts, and

such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. All Obligors have been instructed to make payment to a Lockbox Account and only Collections are deposited into the Lockbox Accounts and the Concentration Accounts. In connection with the transfer of the Receivables hereunder, including the Collections related thereto, such Originator has transferred to, and hereby does convey to, MRFC ownership of all deposit accounts into which Collections are deposited. The Originator has delivered to the Administrative Agent one or more fully executed agreements pursuant to which each Lockbox Account Bank, Originator Account Bank and Concentration Account Bank has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Lockbox Accounts, Originator Account and Concentration Accounts, respectively, without further consent by any other Person. None of the Accounts is in the name of any Person other than the Originator or the Administrative Agent, and the Originator has not consented to any Bank following the instructions of any Person other than the Administrative Agent. Accordingly, the Administrative Agent has a first priority perfected security interest in each Account and all funds on deposit therein.

(s)         Bulk Sales. No transaction contemplated by this Purchase Agreement or the other Related Documents requires compliance with any bulk sales act or similar law.

(t)         Environmental Laws. Except as disclosed in Metaldyne’s most recent 10-Q and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, such Originator has not failed to comply with Environmental Law or to obtain, maintain or comply with any Environmental Permit.

(u)        Intellectual Property. As of the Closing Date, such Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, except where the failure to own or have such rights could not reasonably be expected to have a Material Adverse Effect.

(v)        Brokers. No broker or finder acting on behalf of such Originator was employed or utilized in connection with this Purchase Agreement or the other Related Documents or the transactions contemplated hereby or thereby, and such Originator has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(w)       Margin Regulations. Such Originator is not engaged principally or as one of its important activities in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock as such terms are defined in Regulation U of the Federal Reserve Board. No portion of the Sale Price for any Sale hereunder will be used, directly or indirectly, for any purpose that entails a violation of the provi sions of the regulations of the Federal Reserve Board, including Regulations U or X of the Federal Reserve Board.

(x)        Reasonably Equivalent Value. The Sale Price constitutes reasonably equivalent value in consideration for the transfer by such Originator to MRFC of Receivables from such Originator pursuant to this Purchase Agreement and no such transfer has been made for or on account of an antecedent debt owed by such Originator to MRFC, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to MRFC, any subsequent transfer of undivided ownership interests in the Transferred Receivables by MRFC, and the termination of this Purchase Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Receivables.

Section 4.02     Covenants of the Originators. Each Originator hereby covenants and agrees with the Purchaser that, unless MRFC and the Administrative Agent otherwise consent in writing, from and after the Closing Date and until the Termination Date:

(a)        Conduct of Business. Such Originator will, and will cause each of its Subsidiaries to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and in accordance with its Charter Documents and do all things necessary to remain duly incorporated or formed, validly existing and in good standing as a domestic corporation or limited liability company in its jurisdiction of incorporation or formation, (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such authority would have a Material Adverse Effect, (iii) maintain its principal place of business and chief executive office and the office at which it keeps its Records at the locations specified in Schedule 4.01(k), or upon 10 Business Days’ prior written notice to MRFC and Administrative Agent at such other locations in a jurisdiction where all action reasonably requested by MRFC and the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Receivables and Originator Collateral, and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.01(k) or, upon 30 days’ prior written notice to MRFC and the Administrative Agent, in such other corporate or trade names with respect to which all action reasonably requested by MRFC or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables.

(b)        Compliance with Laws. Such Originator will, and will cause each of its Subsidiaries to comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except, in each case, where the failure to so comply would not have a Material Adverse Effect.

(c)        Furnishing of Information and Inspection of Records. Such Originator will furnish to MRFC, any Servicer or the Administrative Agent from time to time such information with respect to such Originator’s Receivables and Originator Collateral as such Person may reasonably request, including, without limitation, listings identifying the Obligors and the Outstanding Balance for each of its Receivables, together with an aging of such Receivables. Such Originator will, at any time and from time to time during regular business hours (and taking into account normal vacation and holiday shutdown practices in the automotive manufacturing industry) and upon three (3) Business Days’ prior notice permit MRFC, any Purchaser, the Administrative Agent or their agents or representatives, as frequently as the Administrative Agent deems appropriate (i) to examine, audit and make copies of and abstracts from all Records and (ii) to visit the offices and properties of such Originator for the purpose of examining all Records, and inspecting, reviewing and evaluating the Receivables and Originator Collateral and to discuss matters relating to its Receivables, the Originator Collateral or such Originator’s performance hereunder and under the other Related Documents to which such Originator is a party with any of the officers, directors, or employees of such Originator having knowledge of such matters. Upon the occurrence and during the continuation of an Potential Termination Event or Termination Event, the Administrative Agent shall, without notice, have immediate access to all Records and to visit the offices and properties of each Originator as provided herein and such Originator shall deliver and turn over such Records to MRFC, the Administrative Agent or any of their representatives at any time on demand of MRFC or the Administrative Agent, and such Originator shall make available to MRFC, the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all Records, that MRFC or the Administrative Agent may request. Each Originator shall deliver any document or instrument necessary for MRFC or the Administrative Agent, as MRFC or the Administrative Agent may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originators.

(d)        Keeping of Records and Books of Account. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all Records and all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, (i) records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable and returned merchandise and other dealings therewith and (ii) records of all payments received, credits granted and merchandise returned with respect thereto), including adequate and complete records of the Transferred Receivables and Originator Collateral. Such Originator will give the Purchaser prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(e)	[Intentionally Omitted].

(f)         Performance and Compliance with Receivables and Contracts. Such Originator at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

(g)        Credit and Collection Policies. Such Originator will comply in all material respects with the Credit and Collection Policies in regard to each Receivable and the related Contract and with the terms of such Receivables and Contracts.

(h)        Collections. Such Originator shall instruct all Obligors (or their designees) to cause all Collections to be deposited directly to a Lockbox Account.

(i)         Collections Received. Such Originator shall hold in trust, and deposit immediately (but in any event no later one Business Day following its receipt thereof) to a Lockbox Account all Collections received from time to time by such Originator. Such Originator shall prevent the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds are nevertheless deposited into any of such Lockbox Accounts, promptly (and in any event within one Business Day following deposit) identify and such funds to the Master Servicer for segregation and remittance to the owner thereof. If such Originator or any of its agents or representatives or Affiliates shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall segregate such payments and hold such payments in trust for MRFC and shall, promptly upon receipt (and in any event within one Business Day following receipt), remit all such Collections, duly endorsed or with duly executed instruments of transfer, to a Lockbox Account.

(j)         Sale Treatment. Such Originator agrees to treat each conveyance hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as either (i) with respect to the Sale of each Receivable originated by it, a true sale or absolute assignment of its full right, title and ownership interest in such Receivable and (ii) with respect to the Transfer of each Contributed Receivable under this Purchase Agreement, a contribution to the capital of MRFC, and, to the extent any such reporting is required, shall report the transactions contemplated by this Purchase Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale or, if applicable, a contribution of the Receivables to the Purchaser.

(k)        No Sales, Liens, Etc. Except as otherwise provided herein, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, or create or suffer to exist any Ad verse Claim (other than Permitted Originator Encumbrances) upon or with respect to (or file any financing statement in respect of) (A) any of its Receivables or (B) any Originator Collateral (it being agreed that this provision shall not be construed to restrict any Originator’s use of the Proceeds of the Sale Price obtained by it for each Sale made by it hereunder provided such use does not violate Section 4.02(x) of this Agreement).

(l)         No Extension or Amendment of Receivables. Such Originator will not extend, amend, forgive, compromise, waive, cancel, discharge or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except as provided in the Transfer Agreement in such Originator’s capacity as a Servicer or as contemplated by the Credit and Collection Policies, without the prior written consent of MRFC and the Administrative Agent.

(m)       No Change in Business or Credit and Collection Policies. Except as provided in the Transfer Agreement, such Originator will not make any change in the character of its business, its business objectives, purposes or operations or in the Credit and Collection Policies, which change would, in either case, impair the collectibility of any Transferred Receivable or otherwise have a Material Adverse Effect.

(n)        No Mergers, Etc. Such Originator will not, without the prior written consent of the Administrative Agent, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, that an Originator may merge with or into another Originator and an Originator may merge with or into another Person if (A)(1) such Originator is the legal entity surviving such consolidation or merger or (2) the Person into or with which the Originator is merged or consolidated is (x) an Affiliate, (y) a legal entity organized and existing under the laws of the United States of America or any state or the District of Columbia (or, in the case of any Canadian Originator, Canada or any of its provinces), and (z) assumes in writing all duties and liabilities of the Originator under the Related Documents and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

(o)        Change in Payment Instructions to Obligors; Deposits to Lockbox Accounts. Such Originator will not add or terminate, or make any change to, any Lockbox Account or Concentration Account, except in accordance with the Transfer Agreement. Such Originator will use reasonable commercial efforts to not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox Account, cash or cash proceeds other than Collections of Receivables. Such Originator shall deposit, and cause to be deposited promptly into a Lockbox Account or Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables, and until so deposited all such items and other proceeds shall be held in trust, as trustee, for the benefit of MRFC and its assigns (including the Administrative Agent and the Purchasers). Such Originator shall instruct all Obligors to remit all payments with respect to

Transferred Receivables directly into a Lockbox or Lockbox Account and shall not make any change in its instructions without the prior written consent of the Administrative Agent.

(p)        Change of Name, Etc. Such Originator shall not change its name from that indicated on the public records of its jurisdiction of formation, the jurisdiction of its formation, the type of entity it is or its capital structure, unless at least ten (10) Business Days prior to the effective date of any such change (i) such Originator delivers to MRFC and the Administrative Agent such documents, instruments or agreements, executed by such Originator as are necessary to reflect such change and to continue the perfection of the Purchaser’s interest in the Receivables and the Originator Collateral (provided, that such Originator shall be required to file under the relevant UCC any such documents that are financing statements) and (ii) all action requested by MRFC or the Administrative Agent pursuant to Section 7.13 shall have been taken.

(q)        Payment, Performance and Discharge of Obligations. Such Originator shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due, except that any Originator may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Sections 4.01(g) and this Section 4.02(q) if (A) adequate reserves with respect to such contest are maintained on the books of such Person, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Originator Collateral could reasonably be expected to become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the failure to pay, perform or discharge such claims could not reasonably be expected to have or result in a Material Adverse Effect.

(r)	ERISA.

(i)     To the extent applicable, such Originator will not (A) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the IRC and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make any payments to any Multiemployer Plan that such Originator or any ERISA Affiliate of such Originator is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the IRC) or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan; (D) terminate any Title IV Plan or withdraw from any Multiemployer Plan so as to result in any liability; or (E) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations, withdrawals, and reportable events described in clauses

(A), (B), (C), (D) and (E) above would in the aggregate have a Material Adverse Effect.

(ii)    To the extent applicable, such Originator will not cause or permit it or any of its ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Title IV Plans of such Originator or its ERISA Affiliates that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or that could reasonably be expected that have a Material Adverse Effect.

(s)         Insurance. Such Originator will maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefore, in accordance with GAAP, are maintained.

(t)         Notice of Material Event. Such Originator shall promptly inform MRFC of the occurrence of any of the following, in each case, setting forth the details thereof and what action, if any, such Originator proposes to take with respect thereto:

(i)     any Litigation commenced or threatened against any Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $5,000,000 in any one instance or $10,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Originator or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by any Originator, or (E) would, if determined adversely, have a Material Adverse Effect;

(ii)    the commencement of a case or proceeding by or against any Originator seeking a decree or order in respect of such Person (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Originator or for any substantial part of such Person’s assets, or (C) ordering the winding-up or liquidation of the affairs of any Originator;

(iii)   the occurrence of an ERISA Event that, alone or together with an other ERISA Events that have occurred, could reasonably be expected to result in liability of Metaldyne and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(iv)   (A) any Adverse Claim made or asserted against any of the Transferred Receivables or Originator Collateral of which it becomes actually ware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Investment Base Certificate or otherwise was not an Eligible Receivable at the time of such designation;

(v)    any event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA; or

(vi)   any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Originator, in each case setting forth the details thereof and what action, if any, such Originator proposes to take with respect thereto.

(u)	Separate Existence. Such Originator shall at all times:

(i)     maintain its own deposit account or accounts, separate from those of MRFC, with commercial banking institutions and ensure that the funds of such Originator will not be diverted by Metaldyne or any of its Subsidiaries to MRFC or for other than corporate or limited liability company uses of such Originator, nor will such funds or other assets of such Originator be commingled with the funds or other assets of MRFC;

(ii)    to the extent that it shares the same officers or other employees with MRFC, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such Originator and MRFC, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iii)   to the extent that it jointly contracts with MRFC to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such Originator and MRFC, and each such entity shall bear its fair share of such costs. To the extent that the Originator contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of MRFC, the costs incurred in so doing shall be fairly allocated to or among such Originator and MRFC for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

(iv)   at all times limit its transactions with MRFC only to those expressly permitted hereunder or under any Related Document or, in the case of Metalydyne Company LLC, those incidental to its parent-subsidiary relationship with MRFC;

(v)    maintain office space separate from the office space of MRFC (but which may be located at the same address as MRFC) and, to the extent that the Originator and MRFC have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(vi)   issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP consistently applied;

(vii)  conduct its affairs strictly in accordance with its Charter Documents, and observe all necessary, appropriate and customary corporate or limited liability company formalities, as the case may be, including, but not limited to, holding all regular and special meetings of stockholders, directors and/or members appropriate to authorize all corporate or limited liability company action, keeping separate, complete and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(viii)	not assume or guarantee any of the liabilities of MRFC;

(ix)   take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with (x) this Section 4.02(u), and (y) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that such remain true and correct with respect to MRFC);

(x)    the financial statements of each Originator shall disclose that (A) MRFC’s sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originators and the subsequent resale of such Receivables to the Purchasers, (B) MRFC is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of MRFC’s assets prior to any value in MRFC becoming available to MRFC’s equity holders and (C) the assets of MRFC are not available to pay creditors of any Metaldyne Group Member;

(xi)   maintain an arm’s-length relationship with MRFC (it being agreed that the Related Documents satisfy this arm’s length standard) and shall not hold itself out as being liable for the Debts of MRFC;

(xii)  keep its assets and its liabilities wholly separate from those of MRFC and maintain its assets in a manner that facilitates their separate identification from those of MRFC;

(xiii) conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of MRFC;

(xiv) not conduct or appear to conduct business on behalf of MRFC or expressly or implicitly representing or suggesting that any Metaldyne Group Member is liable or responsible for the Debts of MRFC or that the assets of any Metaldyne Group Member are available to pay the creditors of MRFC;

(xv)  not name MRFC or enter into any agreement to name MRFC a direct or contingent beneficiary or loss payee on any insurance policy covering property of such Originator;

(xvi) not pay any operating expenses and liabilities of MRFC and otherwise ensure that all such expenses and liabilities are paid from MRFC’s own funds; and

(xvii)            maintain stationery and other business forms and a mailing address and telephone number separate from those of MRFC.

(v)        Further Assurances. Such Originator shall, by no later than the Closing Date, mark conspicuously with a legend, in form and substance satisfactory to MRFC, its books and records (including computer records) and credit files pertaining to the Originator Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Purchase Agreement and the assignment and Liens granted pursuant to Article VI.

(w)       Assignment. Such Originator agrees that MRFC may assign all of its right, title and interest in, to and under the Transferred Receivables, the Subordinated Loans and the license granted pursuant to this Purchase Agreement, including its right to exercise the remedies set forth in Section 4.03, pursuant to the terms and conditions of Section 7.03.

(x)        Use of Proceeds. Such Originator shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder (including any Subordinated Loan) solely for general corporate purposes (including without limitation financing acquisitions) and to pay any related expenses payable under this Purchase Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

(y)        Adjustments to Sale Price. If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Originator thereof shall make a cash payment to MRFC in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Transfer Agreement.

(z)         Debt. Prior to any Originator granting a Lien to secure any Debt on any inventory the sale or other disposition of which will give rise to a Receivable to be sold, contributed or distributed under this Agreement, such Originator shall require the creditor or lender of such Debt to execute and deliver a Satisfactory Intercreditor Agreement to MRFC, unless MRFC and the Administrative Agent determine that execution and delivery of a Satisfactory Intercreditor Agreement is unnecessary.

(aa)	[Intentionally Omitted].

(bb)      Actions Affecting Rights. No Originator shall take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables.

(cc)       Adverse Tax Consequences. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to MRFC or any Purchaser to withholding taxation.

(dd)      No Proceedings. From and after the Closing Date and until the date that is one year plus one day following the Termination Date, no Originator shall directly or indirectly, institute or cause to be instituted against MRFC any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Transfer Agreement.

Section 4.03     Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or MRFC of any breach of any representation, warranty or covenant described in Sections 4.01 or 4.02 with respect to any Transferred Receivable (other than a representation, warranty or covenant relating to the absence of Dilution Factors), the party discovering the same shall give prompt written notice thereof to the other parties hereto. If any Receivable which has been sold by any Originator hereunder and which has been reported by such Originator as an Eligible Receivable to the Master Servicer in the reports of such Originator delivered pursuant to Section 5.01(a) of the Transfer Agreement shall have failed to meet the conditions set forth in the definition of Eligible Receivable on the date of such report or if, on any day, any representation or warranty made herein in respect of such Receivable shall no longer be true in any material respect, such Originator shall be deemed to have received on the date of such report or such day, as applicable, a Collection of such Receivable in full and shall on such day pay to MRFC an amount in cash equal to the aggregate Outstanding Balance of such Receivable.

ARTICLE V

INDEMNIFICATION

Section 5.01     Indemnification. Without limiting any other rights that MRFC or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, an “MRFC Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each MRFC Indemnified Person from and against any and all Indemnified Amounts arising out of or resulting from the transactions contemplated under this Purchase Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or any Originator Collateral or the use by any Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a MRFC Indemnified Person to the extent that any such Indemnified Amounts (a) result solely from such MRFC Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy or insolvency with respect to such Obligor, or (c) constitute any income tax or franchise tax incurred by any MRFC Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Purchase Agreement or any other Related Document. Subject to the exceptions set forth in clauses (a), (b) and (c) of the immediately preceding sentence but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each MRFC Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)     reliance on any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Purchase Agreement or any other Related Document or on any other information delivered by an Originator pursuant hereto or thereto that shall have been incorrect in any respect when made or deemed made or delivered;

(ii)    the failure by any Originator to comply with any term, provision or covenant contained in this Purchase Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor or any Originator Collateral, or the nonconformity of any Transferred Receivable or the Contract therefor or any Originator Collateral with any such applicable law, rule or regulation;

(iii)   the failure to vest and maintain vested in MRFC, or to Transfer to MRFC, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv)   any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such

Receivable (if such collection activities were performed by any Affiliate acting as a Servicer);

(v)    any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi)   the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

(vii)  any failure by any Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, whether at the time of any such Transfer or at any subsequent time;

(viii) any failure by any Originator or any Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable or Originator Collateral;

(ix)   any failure of a Bank to comply with the terms of the applicable Account Control Agreement (other than a failure by a Bank to make a payment on a Business Day to the Administrative Agent by the hour deadline specified in an Account Control Agreement provided that such Bank does make such payment to the Administrative Agent by the close of business on such Business Day);

(x)    any investigation, Litigation or proceeding related to this Purchase Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a MRFC Indemnified Person for which no Originator nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or

(xi)   any claim brought by any Person other than a MRFC Indemnified Person arising from any activity by an Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables or Originator Collateral.

NO MRFC INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS PURCHASE AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VI

COLLATERAL SECURITY

Section 6.01     Security Interest. The parties hereto intend that each Transfer shall (a) constitute a purchase and sale or capital contribution, as applicable, and not a grant of a security interest in the Transferred Receivables to secure a debt or loan and (b) qualify as a “true sale” for bankruptcy law purposes and all other purposes. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by MRFC under Section 2.01 hereof, in the event that, despite the parties’ express intention, the Transferred Receivables are construed to constitute property of the Originators, then to secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of each Originator to MRFC, including those set forth in Sections 4.02(y), 4.03, 5.01 and 7.14, and to induce MRFC to enter into this Purchase Agreement in accordance with the terms and conditions hereof, each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to MRFC a Lien upon all of such Originator’s right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator (including under any trade names, styles or derivations of such Originator), and whether owned by or consigned by or to, or leased from or to, such Originator, and regardless of where located (all of which being hereinafter collectively referred to as the “Originator Collateral”):

(a)	all Transferred Receivables and all Collections thereon;

(b)        all of such Originator’s rights in returned goods, if any, relating to the Transferred Receivables;

(c)        all Lockboxes, Lockbox Accounts, the Concentration Accounts, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing any Lockbox, Lockbox Account, or Concentration Accounts;

(d)	all Related Documents to which such Originator is a party; and

(e)        to the extent not otherwise included, all proceeds (whether constituting accounts, general intangibles, documents, chattel paper, instruments, investment property, supporting obligations or letter of credit rights) of the foregoing and all accessions to, and substitutions and replacements for, each of the foregoing.

Section 6.02     Other Collateral; Rights in Receivables. Nothing contained in this Article VI shall limit the rights of MRFC in and to any other collateral that may have been or may hereafter be granted to MRFC by any Originator or any third party pursuant to any other agreement or the rights of MRFC under any of the Transferred Receivables.

Section 6.03     Originators Remain Liable. It is expressly agreed by each Originator that, anything herein to the contrary notwithstanding, such Originator shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Originator Collateral to, in all material respects, observe and perform all the conditions and obligations to be observed and performed by it thereunder. MRFC shall not have any obligation or liability under any such Originator Collateral by reason of or arising out of this Purchase Agreement or the granting herein of a Lien thereon or the receipt by MRFC of any payment relating thereto pursuant hereto. The exercise by MRFC of any of its rights under this Purchase Agreement shall not release any Originator from any of its duties or obligations under any such Originator Collateral. MRFC shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Originator Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Originator Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.04     License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, each Originator hereby grants to MRFC a non-exclusive, transferable license to use, without charge:

(a)        such Originator’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, and licenses thereto, and

(b)        such Originator’s owned or licensed trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, registrations, copyrights, copyright applications, permits, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, in each case, solely to the extent necessary to administer the Transferred Receivables, or any rights to any of the foregoing, in the advertising for sale, and selling any of the Originator Collateral, or exercising of any other remedies hereto. Each Originator agrees that such Originator’s rights under all licenses and franchise agreements shall inure to MRFC’s benefit. To the extent the grant of the aforesaid license described is expressly prohibited by the licensor thereof, each Originator shall use reasonable efforts to obtain the consent of such licensor to such Originator’s grant to MRFC of such license. Each Originator acknowledges and consents to the grant of a parallel license by MRFC to the Administrative Agent and the Servicers pursuant to the Transfer Agreement; and to the extent third party consent is required in connection with the grant of such parallel license, each Originator shall use reasonable efforts to obtain such third party consent. MRFC agrees not to use any such license without giving the Originators prior notice and unless a Termination Event has occurred and is continuing.

ARTICLE VII

MISCELLANEOUS

Section 7.01     Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Purchase Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7.01), (c) one Business Day after deposit with a reputable overnight courier (which shall include Federal Express, United Parcel Service or United States Mail (overnight delivery services)) with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth in Schedule 7.01 attached hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided; provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Purchase Agreement upon delivery to the Administrative Agent or any Purchaser in accordance with the terms of the Transfer Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than MRFC) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 7.02     No Waiver; Remedies. MRFC’s failure, at any time or times, to require strict performance by any Originator of any provision of this Purchase Agreement or any Receivables Assignment shall not waive, affect or diminish any right of MRFC thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Purchase Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by MRFC unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of MRFC and directed to such Originator specifying such suspension or waiver. MRFC’s rights and remedies under this Purchase Agreement shall be cumulative and nonexclusive of any other rights and remedies that MRFC may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to Originator Collateral shall not be required.

Section 7.03     Successors and Assigns. This Purchase Agreement shall be binding upon and shall inure to the benefit of each Originator and MRFC and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of MRFC, the Purchasers and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of MRFC, the Purchasers and the Administrative Agent shall be void. Each Originator acknowledges that, to the extent permitted under the Transfer Agreement, MRFC may assign its rights granted hereunder, including the benefit of any indemnities under Article V and any of its rights in Originator Collateral granted under Article VI, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of MRFC hereunder and, to the extent permitted under the Transfer Agreement, may in turn assign such rights. Each Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of MRFC, the rights set forth in this Purchase Agreement, including the right to enforce any obligations of the Originators set forth in Sections 4.02(y), 4.03, 5.01 and 7.14. All such assignees, including parties to the Transfer Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce MRFC’s rights and remedies under, this Purchase Agreement to the same extent as if they were parties hereto. The terms and provisions of this Purchase Agreement are for the purpose of defining the relative rights and obligations of the Originators and MRFC with respect to the transactions contemplated hereby and, except for the Purchasers and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Purchase Agreement.

Section 7.04	Termination; Survival of Obligations.

(a)        This Purchase Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b)        Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by MRFC under this Purchase Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of MRFC relating to any unpaid portion of any and all recourse and indemnity obligations of any Originator to MRFC, including those set forth in Sections 4.02(y), 4.03, 5.01 and 7.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Originator, and all rights of MRFC hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(y), 4.03, the indemnification and payment provisions of Article V, and the provisions of Sections 7.03, 7.12 and 7.14 shall be continuing and shall survive any termination of this Purchase Agreement.

(c)        If Metaldyne wishes to permit any Originator (other than Metaldyne Company LLC) to cease to be a wholly-owned Subsidiary of Metaldyne or terminate the sales of Receivables hereunder by any Originator (other than Metaldyne Company LLC), then Metaldyne may submit a Notice (an “Originator Termination Notice”) to such effect in writing to MRFC and the Administrative Agent, which request shall be accompanied by a certificate prepared by a Responsible Officer of the Master Servicer indicating the Purchased Receivables Percentage (as defined below) applicable to such Originator as of the date of submission of such request (the “Originator Termination Notice Date”). Provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, and subject to the terms and provisions hereof and of the Transfer Agreement, the relevant Originator (other than Metaldyne Company LLC) shall be terminated as an Originator hereunder immediately upon the consummation of the transaction in connection with which such Originator ceases to be a wholly-owned Subsidiary of Metaldyne. From and after the date any such Originator is terminated as an Originator pursuant to this subsection, the Originator shall cease selling, and MRFC shall cease buying, Receivables from such Originator. A terminated Originator shall have no further obligation under any Related Documents, other than those obligations set forth in Section 7.04(b) that expressly survive the termination of this Purchase Agreement and then solely with respect to the time period during which it was an Originator. As used herein, “Purchased Receivables Percentage” means, with respect to any Originator as to which Metaldyne has submitted an Originator Termination Notice, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Outstanding Balance of Receivables sold by such Originator as of the applicable Originator Termination Notice Date, and the denominator of which is an amount equal to the aggregate Outstanding Balance of all Receivables as of such date.

Section 7.05     Complete Agreement; Modification of Agreement. This Purchase Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede the Existing Purchase Agreement and other prior agreements and understandings relating to the subject matter hereof and thereof; provided, however, that nothing contained in this Purchase Agreement shall constitute a novation of, or impair or limit any ownership or security interests heretofore transferred or granted by the Originators under the Existing Purchase Agreement. This Purchase Agreement and the other Related Documents may not be modified, altered or amended except as set forth in Section 7.06.

Section 7.06     Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Purchase Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Administrative Agent (with the consent of the Requisite Purchasers). No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 7.07     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)        THIS PURCHASE AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF MRFC IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)        EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS PURCHASE AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS PURCHASE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE MRFC FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ORIGINATOR COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF MRFC. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PURCHASE AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.08     Counterparts. This Purchase Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 7.09     Severability. Wherever possible, each provision of this Purchase Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Purchase Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Purchase Agreement.

Section 7.10     Section Titles. The section titles and table of contents contained in this Purchase Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.11     No Setoff. No Originator’s obligations under this Purchase Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right any Originator might have against MRFC, any Purchaser or the Administrative Agent, all of which rights are hereby expressly waived by each Originator.

Section 7.12	Confidentiality.

(a)        Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission or other Governmental Authority, or unless each Affected Party shall otherwise consent in writing (which consent may not be unreasonably withheld), the Originators and MRFC agree to maintain the confidentiality of this Purchase Agreement and the Related Documents (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any MRFC Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants, advisors or counsel) the original or any copy of all or any part of this Purchase Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an MRFC Indemnified Person.

(b)        Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Purchase Agreement and the Related Documents without the prior written consent of MRFC and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with MRFC and the Administrative Agent prior to the issuance of such news release or public announcement. Each Originator may, however, disclose the general terms of the transactions contemplated by this Purchase Agreement and the Related Documents to trade creditors, suppliers and other similarly situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c)        Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission or other Governmental Authority, or unless the Originators otherwise consent in writing, MRFC agrees (i) to maintain the confidentiality of (A) this Purchase Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to each Originator and its Affiliates and each of their respective businesses obtained by MRFC in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party or Originator and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants, advisors or counsel) the original or any copy of all or any part of this Purchase Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Originator.

Section 7.13	Further Assurances.

(a)        Each Originator shall at its sole cost and expense, upon request of MRFC or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that MRFC or the Administrative Agent may reasonably request to carry out more effectively the provisions and purposes of this Purchase Agreement or any other Related Document or to obtain the full benefits of this Purchase Agreement and of the rights and powers herein granted, including (i) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of MRFC of any Transferred Receivable or Originator Collateral held by an Originator or in which any Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, (iii) transferring Originator Collateral to MRFC’s possession if such collateral consists of chattel paper or instruments or if a Lien upon such collateral can be perfected only by possession, or if otherwise reasonably requested by MRFC; and (iv) entering into “control agreements” (as defined in the UCC with respect to any Originator Collateral to the extent that a first priority Lien upon such Originator Collateral can be perfected only by control. A carbon, photographic or other reproduction of this Purchase Agreement or of any notice or financing statement covering the Transferred Receivables, Originator Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any Originator Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner reasonably satisfactory to MRFC immediately upon such Originator’s receipt thereof and promptly delivered to MRFC.

(b)        If any Originator fails to perform any agreement or obligation under this Section 7.13, MRFC or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of MRFC or the Administrative Agent incurred in connection therewith shall be payable by such Originator upon demand of MRFC, such Purchaser or the Administrative Agent.

Section 7.14     Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees to pay on demand all costs and expenses incurred by MRFC in connection with the negotiation, preparation, execution and delivery of this Purchase Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses of MRFC’s counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Originator agrees to pay all costs and expenses, if any (including attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Purchase Agreement and the other Related Documents.

Section 7.15     Addition of Originators. Subject to the terms and conditions hereof, from time to time one or more wholly-owned direct or indirect Subsidiaries of Metaldyne may become additional Originators parties hereto. If any such Subsidiary wishes to become an additional Originator, Metaldyne shall submit a request to such effect in writing to MRFC and the Administrative Agent. If Metaldyne, MRFC, and the Administrative Agent shall have agreed to any such request (such consent not to be unreasonably withheld or delayed from the date such request is received and such consent of each Purchaser being obtained), such wholly-owned Subsidiary shall become an additional Originator party hereto on the related Originator Addition Date upon satisfaction of the conditions set forth in Section 3.03. The Administrative Agent shall notify the Purchasers of such Subsidiary’s becoming an additional Originator party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Purchase Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

MRFC, INC. By: /s/ Jeffrey M. Stafeil Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer
Metaldyne Corporation By: /s/ Jeffrey M. Stafeil Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer

ORIGINATORS:

Metaldyne Company LLC
Metaldyne DuPage Die Casting Corporation
Metaldyne Lester Precision Die Casting, Inc.
Metaldyne Light Metals Company, Inc.
Metaldyne Machining and Assembly
Company, Inc.
Metaldyne Precision Forming-Fort Wayne, Inc.
Metaldyne Sintered Components of Indiana, Inc.
Metaldyne Sintered Components, LLC
Metaldyne Tubular Products, Inc.
NC-M Chassis Systems, LLC
Windfall Products, Inc.

By: /s/ Jeffrey M. Stafeil Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer of each of the above-named Originators